UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39158	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2025, AppTech Payments Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase and Share Exchange Agreement (the “Stock Purchase Agreement”) by and among the Company, Infinitus Pay Inc., a Colorado corporation (“Infinitus”), and the shareholders of Infinitus who are signatories to the Stock Purchase Agreement (collectively, the “Shareholders”), and each of Kipp Bockhop and Alan Carr (the “Guarantors”).

Pursuant to the Stock Purchase Agreement, on the terms and subject to the conditions therein, the Company acquired one hundred percent (100%) of the outstanding capital stock of Infinitus, making Infinitus a wholly-owned subsidiary of the Company.

The Company purchased all of the respective shares of Infinitus held by the Shareholders in exchange for the following total consideration: (a) an aggregate amount equal to $2,000,000, less any Indebtedness (as defined in the Stock Purchase Agreement) of the Company paid in cash by wire transfer in immediately available funds at the closing; (b) (i) an aggregate of One Million (1,000,000) newly-issued shares of the Company’s Common Stock (the “Closing Date Shares”), and (ii) an aggregate of Four Million (4,000,000) newly-issued shares of the Company’s Common Stock (the “Lock-Up Shares”), provided, however, that the Shareholders shall be prohibited from selling such Lock-Up Shares except in accordance with the terms and conditions of the Lock-Up Agreement entered into by each Shareholder; (c) warrants to purchase up to another Four Million (4,000,000) Shares, in the aggregate, at an exercise price of $3.00 per share (such warrants, the “Warrants”) which Warrants shall have a term of five (5) years and shall become exercisable on the first day after the Company Common Stock closes at or above $3.00 per share on the public market which it is then-registered; and (d) an aggregate amount equal to $1,000,000, in cash by wire transfer of immediately available funds, not later than ten (10) business days after the date that Infinitus Revenue (as defined in the Stock Purchase Agreement) is equal to or greater than $300,000 of revenue per month for three (3) consecutive months following the closing date.

The foregoing is only a brief description of the material terms of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On November 5, 2025, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

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The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit

Number	Exhibit Description
2.1

Stock Purchase and Share Exchange Agreement, dated as of October 30, 2025, by and among the Company, Infinitus Pay Inc., the shareholders of Infinitus who are signatories thereto, and each of Kipp Bockhop and Alan Carr

99.1	Press Release Dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: November 5, 2025	By:	/s/ Thomas DeRosa
Thomas DeRosa, Chief Executive Officer

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